EXHIBIT 10.104

GLOBAL SOURCING ARRANGEMENT TERMINATION AGREEMENT

                This global sourcing arrangement letter termination agreement (the “Termination Agreement”) is entered into by and between G.I. Promotion, a company organized and existing under the laws of Italy having its headquarters at via Salvini 5, 20122 Milan, Italy (“GIP”) and I.C. Isaacs & Company L.P., a Delaware limited partnership having its offices at 350 Fifth Avenue, Suite 1029, New York, NY 10118 (“Isaacs”).

                GIP and Isaacs are parties to a global sourcing arrangement letter, dated December 28, 1999, for the provision by Isaacs and its affiliates of certain manufacturing and product sourcing services to licensees of the “MARITHÉ + FRANCOIS GIRBAUD” trademarks (the “Sourcing Agreement”).  Pursuant to its Article 16, the said Sourcing Agreement provides for an original expiration date of December 31, 2003.

                The parties now desire to provide for an early termination of the Sourcing Agreement prior to the original expiration date of December 31, 2003.

                NOW, THEREFORE, in consideration for the mutual promises herein contained, the parties hereto agree as follows:

                1.             Termination

                                The parties agree that in lieu of the original expiration date of December 31, 2003, the Sourcing Agreement shall terminate on October 1, 2002 (the “Termination Date”).  Not later that on the Termination Date, and pursuant to Article 18 of the Sourcing Agreement, Isaacs agrees to forward to GIP via Certified Mail, Return Receipt Requested a detailed and complete report of pending activities under the Sourcing Agreement and a detailed report of the pending orders as of the Termination Date.  Upon termination, Isaacs may see to completion the production of products which are subject to accepted orders from licensees as of the Termination Date.

                2.             Continued Performance

                                The parties agree that each shall continue to perform their respective obligations contained in the Sourcing Agreement through the Termination Date.

                3.             Release

                                Upon Isaacs satisfying the conditions set forth in paragraph 1. above, Isaacs and GIP hereby release, discharge and waive any claims against each other arising out of or any way connected with the Sourcing Agreement through the date of the said Termination Agreement.

                4.             Termination of the License Agreement

                                Pursuant to Article 9.1 of a license agreement by and between Wurzburg Holding SA, a company organized and existing under the laws of Luxembourg and Isaacs (the “License Agreement”), for the use and display of the “MARITHÉ + FRANCOIS GIRBAUD” words and trademarks, the said License Agreement shall be automatically terminated without any further action necessary as a result of the termination of the Sourcing Agreement.

                5.             Final Agreement

                                This Termination Agreement shall constitute the final agreement and understanding of the parties on the subject matter hereof.  This Termination Agreement may be modified only by a further writing signed by the parties.

                6.             Attorneys’ Fees

                                If any legal action is commenced to enforce or interpret the terms of this Termination Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs in addition to any other relief to which the prevailing party may be entitled.

                IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of this 1st day of October, 2002.

G.I. PROMOTION		I.C. ISAACS & COMPANY L.P.

By:	/s/Olivier Bachellerie	By:	/s/ Robert J. Arnot
Name: Olivier Bachellerie		Name: Robert J. Arnot
Title: President		Title: CEO

WURZBURG HOLDING SA

By:
Name: René Faltz
Title: Director

*  Payments due from Frontline up until October 1st shall be split 50% to Isaacs and 50% to G.I. Promotion.

G.I. PROMOTION		I.C. ISAACS & COMPANY L.P.

By:	/s/Olivier Bachellerie	By:	/s/ Robert J. Arnot
Name: Olivier Bachellerie		Name: Robert J. Arnot
Title: President		Title: CEO